Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated September 19, 2025, with respect to the consolidated financial statements of Elong Power Holding Limited and its subsidiaries, for the years ended December 31, 2024, 2023 and 2022 on Form S-8 (File No. 333-286653) of Elong Power Holding Limited filed with the Securities and Exchange Commission.

/s/ Enrome LLP

Singapore

September 19, 2025

PCAOB ID: 6907

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